UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

(Date of report)	January 12, 2016
(Date of earliest event reported)	January 8, 2016

ONEOK PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-12202	93-1120873
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Fifth Street; Tulsa, OK
(Address of principal executive offices)

74103
(Zip code)

(918) 588-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 8, 2016 (the “Closing Date”), ONEOK Partners, L.P. (“ONEOK Partners” or “we”) entered into a term loan agreement with Mizuho Bank, Ltd., as administrative agent and a lender, and the other lenders party thereto (the “Term Loan Agreement”), providing for a three-year, $1.0 billion unsecured term loan facility (the “Term Loan Facility”). ONEOK Partners did not draw upon the Term Loan Facility on the Closing Date but has the right to do so in a single borrowing within the 90-day period after the Closing Date.

The Term Loan Facility provides liquidity for working capital, capital expenditures, repayment of outstanding indebtedness and for other general partnership purposes.

The Term Loan Agreement contains substantially the same covenants as ONEOK Partners’ $2.4 billion Amended and Restated Credit Agreement effective as of January 31, 2014, as amended (the “Revolving Credit Agreement”), including various customary affirmative, negative and financial ratio maintenance covenants. The Term Loan Agreement also contains various customary events of default, the occurrence of which could result in the acceleration of all of ONEOK Partners’ obligations thereunder.

The Term Loan Agreement allows ONEOK Partners to choose from two methods of calculating interest: a fluctuating base rate equal to an adjusted base rate plus an applicable margin, or a periodic fixed rate equal to LIBOR plus an applicable margin. The applicable margin is determined by reference to a pricing schedule based on ONEOK Partners’ senior unsecured long-term debt ratings.

The Term Loan Agreement matures on January 8, 2019. ONEOK Partners may extend the Term Loan Agreement’s maturity date by one year up to two times, subject in each instance to the lenders’ consent.

ONEOK Partners’ obligations under the Term Loan Agreement are unsecured and guaranteed by its wholly owned subsidiary, ONEOK Partners Intermediate Limited Partnership (the “Intermediate Partnership”). The Intermediate Partnership’s guaranty is evidenced by a guaranty agreement (the “Guaranty Agreement”) made by the Intermediate Partnership in favor of the Term Loan Agreement’s administrative agent. The Guaranty Agreement is the Intermediate Partnership’s senior unsecured obligation and ranks equally in right of payment with all of the Intermediate Partnership’s existing and future senior unsecured indebtedness.  The terms of the Guaranty Agreement are substantially similar to the Intermediate Partnership’s guaranties of ONEOK Partners’ outstanding senior notes and of ONEOK Partners’ obligations under the Revolving Credit Agreement.

The foregoing description of the Term Loan Agreement and the Guaranty Agreement are not complete and are in all respects subject to the actual provisions of the Term Loan Agreement and the Guaranty Agreement, copies of which have been filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and which are incorporated by reference herein.

Item 2.03		Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Information reported under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in response to this Item 2.03.

Item 7.01		Regulation FD Disclosure

We issued a news release on January 11, 2016, announcing the Term Loan Agreement, a copy of which is attached as Exhibit 99.1 and is incorporated herein by reference.

The information disclosed in this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 9.01		Financial Statements and Exhibits

	(d)	Exhibits

Exhibit Number	Description

10.1		Term Loan Agreement, dated as of January 8, 2016, among ONEOK Partners, L.P., Mizuho Bank, Ltd., as administrative agent and a lender, and the other lenders parties thereto.
10.2
Guaranty Agreement, dated as of January 8, 2016, by ONEOK Partners Intermediate Limited Partnership in favor of Mizuho Bank, Ltd., as administrative agent, under the above-referenced Term Loan Agreement.

99.1		News release issued by ONEOK Partners, L.P. dated January 11, 2016.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK Partners, L.P. By: ONEOK Partners GP, L.L.C., its General Partner

Date:	January 12, 2016	By:	/s/ Derek S. Reiners
Derek S. Reiners Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Term Loan Agreement, dated as of January 8, 2016, among ONEOK Partners, L.P., Mizuho Bank, Ltd., as administrative agent and a lender, and the other lenders parties thereto.
10.2
Guaranty Agreement, dated as of January 8, 2016, by ONEOK Partners Intermediate Limited Partnership in favor of Mizuho Bank, Ltd., as administrative agent, under the above-referenced Term Loan Agreement.

99.1	News release issued by ONEOK Partners, L.P. dated January 11, 2016.

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